Exhibit 99.6

WHITE

THIS PROXY IS SOLICITED ON BEHALF OF

CPI BALLPARK INVESTMENTS LTD,

SWISS RE FINANCIAL PRODUCTS CORPORATION,

CHINA ENVIRONMENT FUND III, L.P.,

AQUA RESOURCES ASIA HOLDINGS LIMITED,

ABRAX AND

IWU INTERNATIONAL LTD.

FOR THE EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS OF CHINA HYDROELECTRIC CORPORATION

TO BE HELD ON SEPTEMBER 28, 2012

This proxy is solicited by CPI Ballpark Investments Ltd, Swiss Re Financial Products Corporation, China Environment Fund III, L.P., Aqua Resources Asia Holdings Limited, Abrax and IWU International Ltd. (the “Specified Shareholders”) and not on behalf of the board of directors of China Hydroelectric Corporation. The undersigned shareholder of China Hydroelectric Corporation, a Cayman Islands exempted company (the “Company”), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders and proxy statement, each dated August 30, 2012, and hereby appoints Amit Gupta, Min Lin and Darren Massara and each and any of them, who are authorized representatives of CPI Ballpark Investments Ltd, as proxies, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on September 28, 2012 at 9 a.m. Hong Kong time, at the offices of O’Melveny & Myers, 31st Floor, AIA Central, 1 Connaught Road, Central, Hong Kong, and at any adjournment or postponement thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of the proxies upon such other business as may properly come before the meeting, all as set forth in the notice of extraordinary general meeting and in the proxy statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to a proposal, this proxy will be voted “FOR” any such proposal.

▼ PLEASE DO NOT DETACH: AFTER SIGNING AND DATING, SIMPLY FOLD HERE AND RETURN IN THE ENVELOPE PROVIDED ▲

Proposals 1 – 5: Removal of the directors named below pursuant to Article 88 of the Company’s Amended and Restated Articles of Association

The Specified Shareholders urge you to vote FOR Proposals 1 – 5, below

	FOR	AGAINST	ABSTAIN

1. Remove John D. Kuhns

2. Remove Richard H. Hochman

3. Remove Shadron Lee Stastney

4. Remove Anthony H. Dixon

5. Remove Stephen Outerbridge

Proposals 6 – 9: Appointment of (i) Moonkyung Kim as a Class I director of the Company to serve until the annual general meeting to be held in 2013, (ii) Amit Gupta as a Class I director to serve until the annual general meeting to be held in 2013, (iii) Jui Kian Lim as a Class III director to serve until the annual general meeting to be held in 2012, and (iv) Yun Pun Wong as a Class II director to serve until the annual general meeting to be held in 2014, each pursuant to Article 88 of the Company’s Amended and Restated Articles of Association.

The Specified Shareholders urge you to vote FOR Proposals 6 – 9, below

	FOR	AGAINST	ABSTAIN

6. Appoint Moonkyung Kim

7. Appoint Amit Gupta

8. Appoint Jui Kian Lim

9. Appoint Yun Pun Wong

Dated:             , 2012

Signature	Co-Owner Signature

Title(s)

This Proxy Card must be signed by the person registered in the register of members at the close of business on August 29, 2012. In the case of a corporation, this Proxy Card must be executed by a duly authorized officer or attorney of such corporation.

In order to ensure that your proxy is represented at the extraordinary general meeting, please promptly sign, date and return the WHITE Proxy Card in the envelope provided.